Exhibit 23.1


                                                     PricewaterhouseCoopers, LLP
                                                     214 N. Tryon Street
                                                     Suite 3600
                                                     Charlotte, NC 28202
                                                     Telephone (704) 344-7500
                                                     Facsimile (704) 344-4100


                       Consent of Independent Accountants

We hereby consent to the incorporation by reference into this Registration Statement on Form S-8 of Sonoco Products Company of our report dated January 31, 2002, relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 2001. We also consent to the incorporation by reference of our report dated January 31, 2002 relating to the financial statement schedule, which appears in such Annual Report on Form 10-K.

                                                  s/PricewaterhouseCoopers LLP

Charlotte, NC
October 22, 2002